     As filed with the Securities and Exchange Commission on June 4, 2001
                                                              File No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                              JAKKS PACIFIC, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                95-4527222
        (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)                Identification No.)

      22619 PACIFIC COAST HIGHWAY, MALIBU, CALIFORNIA 90265 (310) 456-7799
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JACK FRIEDMAN, CHAIRMAN
                               JAKKS PACIFIC, INC.
                      22619 PACIFIC COAST HIGHWAY, MALIBU,
                        CALIFORNIA 90265 (310) 456-7799
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                    Copy to:

                              MURRAY L. SKALA, ESQ.
          FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP
               750 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022-1200
                       (212) 888-8200 FAX: (212) 888-7776

                                ----------------

 Approximate date of commencement of proposed sale to the public: Not Applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum    Proposed Maximum
  Title of Each Class of                       Amount to        Offering Price Per      Aggregate            Amount of
Securities to be Registered                  be Registered           Unit(1)        Offering Price(1)   Registration Fee
---------------------------                  -------------      ------------------  ------------------  ----------------
Common Stock,
  par value $.001 per share.............      166,875 Shares     $  15.745(2)         $ 2,627,447(2)           $657.00

----------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

(2) Based on the average of the high and low prices reported for the Common Stock on May 31, 2001.

================================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.







             (Front cover page of registration statement continued)

        WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS, WHICH IS INCLUDED IN A REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE HOLDERS OF SHARES MAY USE THIS PROSPECTUS TO OFFER THE SHARES FOR SALE, BUT THEY WILL NOT SELL ANY SHARES OR ACCEPT ANY OFFER TO BUY SHARES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. ALSO, THE HOLDERS WILL NOT SELL ANY SHARES, NOR USE THIS PROSPECTUS TO OFFER SHARES FOR SALE OR TO SOLICIT AN OFFER TO BUY SHARES, IN ANY STATE, UNLESS, AND ONLY AS, PERMITTED BY APPLICABLE LAW.

                     SUBJECT TO COMPLETION -- JUNE 1, 2001

PROSPECTUS

                                 166,875 SHARES

                              JAKKS PACIFIC, INC.

                                  COMMON STOCK

     This Prospectus relates to 166,875 shares (the Shares) of common stock of JAKKS Pacific, Inc., a Delaware corporation, issuable upon the exercise of certain outstanding warrants. The Shares may be sold from time to time by the holder thereof in the open market or in negotiated transactions. No Shares will be sold by or for our account and we will not receive any proceeds from the sale of the Shares. We will bear all costs associated with the offering and sale of the Shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any Shares. These costs will be borne by the holder of the Shares sold hereunder. Our common stock is traded on the Nasdaq National Market under the symbol "JAKK." On May 31, 2001, the last reported sale price of our common stock was $15.74.

                            ------------------------

     THE PURCHASE OF SHARES INVOLVES VARIOUS RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE DATE OF THIS PROSPECTUS IS                     , 2001

                               PROSPECTUS SUMMARY

     This section contains a brief summary of the offering. You should also read carefully the information presented throughout this prospectus and in the documents incorporated by reference.

     In this prospectus, "JAKKS," the "Company," "we," "us" and "our" refer to JAKKS Pacific, Inc. and, where the context requires (such as when we discuss our business, operations, properties or products), our subsidiaries.

THE COMPANY

     We are a multi-line, multi-brand toy company that designs, develops, produces and markets toys and related products. Our principal products are (1) action figures and accessories featuring licensed characters, principally from the World Wrestling Federation, (2) Flying Colors molded plastic activity sets, compounds, playsets and lunch boxes, (3) Wheels division products, including Road Champs die-cast collectible and toy vehicles and Remco toy vehicles and role-play toys and accessories, (4) Pentech writing instruments and activity products, (5) Child Guidance infant and pre-school electronic toys, toy foam puzzle mats and blocks and activity sets, and (6) fashion dolls and related accessories. We focus our business on evergreen branded products that are less subject to market fads or trends and feature well-known brand names and simpler, lower-priced toys and accessories.

     We formed a joint venture with THQ Inc. in June 1998 to develop, manufacture and market, under an exclusive license with World Wrestling Federation Entertainment, Inc. (WWFE) video games based on World Wrestling Federation characters and themes. The joint venture's first products were released in November 1999.

     JAKKS was incorporated in Delaware in January 1995 and began operations in April 1995. Our executive offices are located at 22619 Pacific Coast Highway, Malibu, California 90265 and our telephone number is (310) 456-7799.

THE OFFERING

     On June 30, 1999, we issued to WWFE warrants (the Warrant) to purchase 166,875 shares of our common stock (the Shares) at an exercise price of $6.67 per share (as adjusted for a subsequent 3:2 stock split). The Warrant is exercisable by WWFE (or any subsequent holder of the Warrant) with respect to all or a portion of the Shares at any time prior to the expiration of the Warrant on December 31, 2009. WWFE has requested us, pursuant to our registration rights agreement with WWFE, to register the Shares for offer and sale to the public. The Shares are being offered for sale hereunder by WWFE. Only Shares issuable upon the exercise of the Warrant (and not the Warrant itself) are being registered, and may be offered and sold, under this prospectus. To sell any Shares, WWFE must first purchase the Shares by exercising the Warrant. To date, WWFE has not exercised the Warrant or any portion thereof.

Common stock outstanding before this offering...............  18,068,643 shares
Common stock offered hereby.................................  166,875 shares
Common stock to be outstanding after this offering..........  18,235,518 shares(1)

---------------
(1) Assumes the sale of all Shares offered hereby.

                                  RISK FACTORS

     The purchase of our common stock involves substantial investment risks. You should carefully consider the following risk factors, in addition to the other information in this prospectus, before purchasing our common stock.

WE ARE SUBJECT TO CHANGING CONSUMER PREFERENCES AND NEW PRODUCT INTRODUCTIONS

     Consumer preferences in the toy industry are continuously changing and difficult to predict. Relatively few products become popular with consumers and they often have short life cycles. We cannot assure you that:

     - our current products will continue to be popular with consumers;

     - our product lines or products we introduce will achieve any significant degree of market acceptance; or

     - the life cycles of our products will be sufficient to permit us to recover licensing, design, manufacturing, marketing and other costs associated with those products.

     Accordingly, our success will depend on our ability to enhance existing product lines and to develop new products and product lines. The failure of new product lines to achieve or sustain market acceptance could adversely affect our business, financial condition and results of operations. In addition, the success of many of our character- and theme-related products depends on the popularity of characters in movies, television programs, live wrestling exhibitions and other media. We cannot assure you that:

     - if the media related to our existing character- and theme-related product lines are successful, this success will result in substantial promotional value to our products;

     - we will be successful in obtaining licenses to produce new character- and theme-related products in the future; or

     - media related to our character- and theme-related product lines will be released at the times we expect or will be successful.

A LIMITED NUMBER OF OUR PRODUCT LINES ACCOUNT FOR A SUBSTANTIAL PORTION OF OUR NET SALES

     We derive a substantial portion of our net sales from a limited number of product lines. Sales of the World Wrestling Federation, Road Champs, Remco and Flying Colors product lines represented approximately 82.8% of our net sales in 2000. We cannot assure you that any of the products in these branded product lines will retain their current popularity. A decrease in the popularity of any one of these branded product lines may adversely affect our business, financial condition and results of operations.

THERE ARE RISKS ASSOCIATED WITH OUR LICENSE AGREEMENTS

1. OUR CURRENT LICENSES REQUIRE US TO PAY MINIMUM ROYALTIES

     Sales of products under trademarks or trade or brand names licensed from others accounted for substantially all of our net sales to date. Product licenses allow us to capitalize on characters, designs, concepts and inventions owned by others or developed by toy inventors and designers. Our license agreements generally require us to make specified minimum royalty payments, even if we fail to sell a sufficient number of units to cover these amounts. In addition, under certain of our license agreements, if we fail to achieve certain prescribed sales targets, we may be unable to retain or renew these licenses. Royalties earned under our license agreements were approximately $23.3 million in 2000. As of December 31, 2000, our aggregate minimum royalty payments in 2001 under our then current license agreements were approximately $3.7 million.

2. THE USE OF OUR LICENSES IS RESTRICTED

     Under some of our license agreements, the licensors have the right to review and approve our use of licensed products, designs or materials before we are permitted to make any sales. The refusal to permit our use of any licensed property in the way we propose, or any delay resulting from their review process, could prohibit or impede our development or sale of new products.

3. NEW LICENSES ARE DIFFICULT TO OBTAIN

     Our success will depend in part on our ability to obtain additional licenses. Competition for desirable licenses is intense. We cannot assure you that we will be able to secure or renew significant licenses on terms acceptable to us. In addition, as we add licenses, the need to fund additional royalty advances and guaranteed minimum royalty payments may strain our cash resources.

OUR JOINT VENTURE IS SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES

     In addition to the risks relating to us and the toy industry, the joint venture faces the following risks:

     - The joint venture depends entirely on a single license, which gives it the exclusive right to produce and market video games based on World Wrestling Federation characters and themes. The popularity of wrestling, in general, and the World Wrestling Federation, in particular, is subject to changing consumer tastes and demands. A decline in the popularity of the World Wrestling Federation could adversely affect the joint venture's and our business, financial condition and results of operations.

     - The joint venture relies on hardware manufacturers and THQ's non-exclusive licenses with them for the right to publish titles for their platforms and for the manufacture of the joint venture's titles. If THQ's licenses were to terminate and the joint venture could not otherwise obtain these licenses from the manufacturers, it would be unable to publish additional titles for these manufacturers' platforms, which would materially adversely affect its and our business, financial condition and results of operations.

     - The software industry has experienced periods of significant growth in consumer interest, followed by periods in which growth has substantially declined. The joint venture's sales of software titles will be dependent, among other factors, on the popularity and unit sales of platforms generally, as well as on the relative popularity and unit sales of various platforms. The relative popularity of platforms has fluctuated significantly in recent years. An unexpected decline in the popularity of a particular platform can be expected to have a material adverse effect on consumer demand for titles released or to be released by the joint venture for these platforms.

     - The joint venture's failure to timely develop titles for new platforms that achieve significant market acceptance, to maintain net sales that are commensurate with product development costs or to maintain compatibility between its PC CD-ROM titles and the related hardware and operating systems would adversely affect the joint venture's and our business, financial condition and results of operations.

     - In general, THQ controls the day-to-day operations of the joint venture and all of its product development and production operations and, accordingly, the joint venture will rely exclusively on THQ to manage these operations effectively.

THE TOY INDUSTRY IS HIGHLY COMPETITIVE

     The toy industry is highly competitive. Many of our competitors have certain competitive advantages over us due to:

     - greater financial resources;

     - larger sales and marketing and product development departments;

     - stronger name recognition;

     - longer operating histories; and

     - greater economies of scale.

     In addition, the toy industry has no significant barriers to entry. Competition is based primarily on the ability to design and develop new toys, to procure licenses for popular characters and trademarks and to successfully market products. Many of our competitors offer similar products or alternatives to our products. Our competitors have obtained and are likely to continue to obtain licenses that overlap our licenses with respect to products, geographic areas and markets. We cannot assure you that we will be able to obtain adequate shelf space in retail stores to support our existing products or to expand our products and product lines or that we will be able to continue to compete effectively against current and future competitors.

WE MAY NOT BE ABLE TO SUSTAIN OR MANAGE OUR RAPID GROWTH

     We experienced rapid growth in net sales and net income in each of the last five years. As a result, comparing our period-to-period operating results may not be meaningful and results of operations from prior periods may not be indicative of future results. We cannot assure you that we will continue to experience growth in, or maintain our present level of, net sales or net income.

     Our growth strategy calls for us to continuously develop and diversify our toy business by acquiring other companies, entering into additional license agreements and expanding into international markets, which will place additional demands on our management, operational capacity and financial resources and systems. The increased demand on management may necessitate our recruitment and retention of additional qualified management personnel. We cannot assure you that we will successfully recruit and retain qualified personnel or expand and manage our operations effectively and profitably.

     In addition, implementation of our growth strategy is subject to risks beyond our control, including competition, market acceptance of new products, changes in economic conditions, our ability to obtain or renew licenses on commercially reasonable terms and our ability to finance increased levels of accounts receivable and inventory necessary to support our sales growth, if any. Accordingly, we cannot assure you that our growth strategy will be implemented successfully.

WE NEED TO BE ABLE TO ACQUIRE AND INTEGRATE COMPANIES AND NEW PRODUCT LINES SUCCESSFULLY

     Our growth strategy depends in part upon our ability to acquire companies or new product lines. To do this, we may require financing from external sources which we may not be able to obtain on acceptable terms. Future acquisitions will only succeed if we can effectively assess characteristics of potential target companies or product lines, such as:

     - financial condition and results of operations;

     - attractiveness of products;

     - suitability of distribution channels;

     - management ability; and

     - the degree to which acquired operations can be integrated with our operations.

     We cannot assure you that we can identify attractive acquisition candidates or negotiate acceptable acquisition terms, and our failure to do so may adversely affect our results of operations and our ability to sustain growth. Our acquisition strategy involves a number of risks, each of which could adversely affect our operating results, including:

     - difficulties in integrating acquired businesses or product lines, assimilating new facilities and personnel and harmonizing diverse business strategies and methods of operation;

     - diversion of management attention from operation of our existing business;

     - loss of key personnel from acquired companies; and

     - failure of an acquired business to achieve targeted financial results.

A FEW CUSTOMERS ACCOUNT FOR A LARGE PORTION OF OUR NET SALES

     Our five largest customers accounted for 63.2% of our net sales in 2000. Except for outstanding purchase orders for specific products, we do not have written contracts with or commitments from any of our customers. A substantial reduction in or termination of orders from any of our largest customers could adversely affect our business, financial condition and results of operations. In addition, pressure by large customers seeking a reduction in prices, financial incentives, a change in other terms of sale or for us to bear the risks and the cost of carrying inventory could also adversely affect our business, financial condition and results of operations.

WE DEPEND ON OUR KEY PERSONNEL

     Our success is largely dependent upon the experience and continued services of Jack Friedman, our Chairman and Chief Executive Officer, and Stephen G. Berman, our President and Chief Operating Officer. We cannot assure you that we would be able to find an appropriate replacement for Mr. Friedman or Mr. Berman if the need should arise, and any loss or interruption of Mr. Friedman's or Mr. Berman's services could adversely affect our business, financial condition and results of operations. We maintain key-man life insurance on Mr. Friedman in the amount of $4.0 million, which may be insufficient to fund the cost of employing his successor.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY POLITICAL OR ECONOMIC DEVELOPMENTS IN CHINA

     Substantially all of our products are produced by manufacturers in the People's Republic of China. As a result, our operations may be affected by many factors, including:

     - economic, political, governmental and labor conditions in China;

     - the possibility of expropriation, supply disruption, currency controls and exchange fluctuations;

     - China's relationship with the United States; and

     - fluctuations in the exchange rate of the U.S. dollar against foreign currencies.

1. LOSS OF CHINA'S "MOST FAVORED NATION" STATUS

     China currently enjoys "Most Favored Nation" status under United States tariff laws. China's Most Favored Nation status is reviewed annually by Congress, and the renewal of this status is subject to significant political uncertainties. The loss of China's Most Favored Nation status or the imposition of retaliatory or protectionist trade policies, such as a substantial increase in the duty on products we import into the United States from China, would adversely affect our business, financial condition and results of operations.

2. IMPOSITION OF TRADE RESTRICTIONS

     China may be subject to retaliatory trade restrictions imposed by the United States under various provisions of the Trade Act of 1974. The imposition by the United States of trade sanctions and subsequent actions by China would result in manufacturing and distribution disruptions or higher costs to us which, in turn, would adversely affect our business, financial condition and results of operations.

3. POLITICAL UNCERTAINTY IN HONG KONG

     We maintain an office in Hong Kong to supervise and monitor manufacturing and product promotion in China. On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China. If Hong Kong's business climate were to become less favorable as a result of the transfer of sovereignty, it would adversely affect our business, financial condition and results of operations.

OUR PRODUCT SALES ARE SUBJECT TO SEASONAL AND QUARTERLY FLUCTUATIONS

     Our product sales are highly seasonal, with a majority of our sales occurring between September and December, the traditional holiday season. As a result, approximately 59.8% of our 2000 net sales occurred in the third and fourth quarters. This seasonality causes our quarterly operating results and working capital needs to fluctuate significantly.

OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND TO POTENTIAL PRODUCT LIABILITY CLAIMS

     Our business is subject to various laws, including the Federal Hazardous Substances Act, the Consumer Product Safety Act, the Flammable Fabrics Act and the rules and regulations promulgated under these acts. These statutes are administered by the Consumer Product Safety Commission, which has the authority to remove from the market products that are found to be defective and present a substantial hazard or risk of serious injury or death. The Consumer Product Safety Commission can require a manufacturer to recall, repair or replace these products under certain circumstances. We cannot assure you that defects in our products will not be alleged or found. Any such allegations or findings could result in:

     - product liability claims;

     - loss of sales;

     - diversion of resources;

     - damage to our reputation;

     - increased warranty costs; and

     - removal of our products from the market.

Any of these results may adversely affect our business, financial condition and results of operations. There can be no assurance that our product liability insurance will be sufficient to avoid or limit our loss in the event of an adverse outcome of any product liability claim.

WE DEPEND ON OUR PROPRIETARY RIGHTS

     We rely on trademark, copyright and trade secret protection, nondisclosure agreements and licensing arrangements to establish, protect and enforce our proprietary rights in our products. The laws of certain foreign countries may not protect intellectual property rights to the same extent or in the same manner as the laws of the United States. We cannot assure you that we or our licensors will be able to successfully safeguard and maintain our proprietary rights. Further, certain parties have commenced legal proceedings or made claims against us based on our alleged patent infringement, misappropriation of trade secrets or other violations of their intellectual property rights. We cannot assure you that third parties will not assert intellectual property claims against us in the future. These claims could divert management attention from operating our business or result in unanticipated legal and other costs, which could adversely affect our business, financial condition and results of operations.

WE DEPEND ON THIRD-PARTY MANUFACTURERS

     We depend on third parties to manufacture all our products. Although we own the tools, dies and molds used to manufacture our products, we have limited control over the manufacturing processes themselves. As a result, any difficulties encountered by the third-party manufacturers that result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis could adversely affect our business, financial condition and results of operations.

     We do not have long-term contracts with our third-party manufacturers. Although we believe we would be able to secure other third-party manufacturers to produce our products as a result of our ownership of the tools, dies and molds used in the manufacturing process, our operations would be adversely affected if we lost our relationship with any of our current suppliers or if our current suppliers' operations or sea or air transportation with our China-based manufacturers were disrupted or terminated even for a relatively short period of time. Our tools, dies and molds are located at the facilities of our third-party manufacturers. Accordingly, significant damage to these facilities could result in the loss of or damage to a material portion of our tools, dies and molds, in addition to production delays while new facilities were being arranged and replacement tools, dies and molds were being produced. We do not maintain an inventory of sufficient size to provide protection for any significant period against an interruption of supply, particularly if we were required to utilize alternative sources of supply.

     Although we do not purchase the raw materials used to manufacture our products, we are potentially subject to variations in the prices we pay our third-party manufacturers for products, depending on what they pay for their raw materials.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE

     Market prices of the securities of toy companies are often volatile. The market price of our common stock may be affected by many factors, including:

     - fluctuations in our financial results;

     - the actions of our customers and competitors (including new product line announcements and introductions);

     - new regulations affecting foreign manufacturing;

     - other factors affecting the toy industry in general; and

     - sales of our common stock into the public market.

In addition, the stock market periodically has experienced significant price and volume fluctuations which may have been unrelated to the operating performance of particular companies.

FUTURE SALES OF OUR SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE

     As of May 31, 2001, there were 18,068,643 shares of our common stock outstanding. If the Warrant is exercised in full, we would issue 166,875 Shares, which WWFE could offer and sell to the public hereunder. An additional 1,055,844 shares of our common stock are issuable upon the exercise of currently exercisable warrants, other that the Warrant, and options. If all these shares were issued, we would have 19,291,362 shares of our common stock outstanding. In addition, 1,142,295 shares of our common stock are issuable upon the exercise of outstanding options that are not currently exercisable. Any sale of a substantial number of shares of our common stock in the public market after this offering, or the perception that such sales could occur, may adversely affect the market price of our common stock.

OUR MANAGEMENT EXERCISES SUBSTANTIAL CONTROL OVER OUR BUSINESS

     As of May 31, 2001, our directors and executive officers beneficially owned, in the aggregate, 1,380,941 shares of our common stock, representing approximately 7.3% of the common stock outstanding. Assuming all the Shares are sold in this offering, these shares would represent approximately 7.2% of the common stock outstanding. Accordingly, if these persons act together, they could exercise considerable influence over matters requiring approval of our stockholders, including the election of our Board of Directors.

OUR ABILITY TO ISSUE "BLANK CHECK" PREFERRED STOCK AND OUR OBLIGATION TO MAKE SEVERANCE PAYMENTS COULD PREVENT OR DELAY TAKEOVERS

     Our certificate of incorporation authorizes the issuance of "blank check" preferred stock (that is, preferred stock which our Board of Directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. In addition, our employment agreements with certain of our senior officers require us, under certain conditions, to make substantial severance payments to them if they resign after a change of control. These provisions could delay or impede a merger, tender offer or other transaction resulting in a change in control of JAKKS, even if such a transaction would have significant benefits to our stockholders. As a result, these provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" above and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                                USE OF PROCEEDS

     None of the Shares are to be sold by us or for our account, and we will not receive any proceeds from the sale thereof. The 166,875 Shares are issuable upon the exercise of the Warrant at an exercise price of $6.67 per share. Only outstanding Shares issued upon the exercise of the Warrant may be offered or sold hereunder. Accordingly, assuming that the Warrant is exercised in full at the currently applicable exercise price, we would receive proceeds of $1,113,056 from the issuance and sale of such Shares to the holder of the Warrant. The net proceeds of the sale of such Shares, if the Warrant is exercised, are expected to be used for general working capital or to fund acquisitions.

                              SELLING STOCKHOLDER

     WWFE can exercise the Warrant to purchase up to 166,875 Shares, all of which may be offered from time to time hereunder by it or for its account. On the date of this prospectus, WWFE does not own any outstanding shares of our common stock.

     WWFE has granted us a license pursuant to which we have, until December 31, 2009, the exclusive world-wide right to develop and market an extensive line of toy products based on WWFE's wrestling characters and themes. Our wrestling toy line currently includes articulated action figures, soft-body figures, wrestling ring play-sets and accessories. Sales of our WWFE-licensed wrestling products have represented, and we expect them to continue to represent, a substantial portion of our annual net sales. In addition, our joint venture with THQ operates under its license agreement with WWFE, pursuant to which WWFE has granted the joint venture the exclusive world-wide right to publish World Wrestling Federation video games on all hardware platforms.

                              PLAN OF DISTRIBUTION

     The Shares may be offered from time to time by WWFE, which holds the Warrant exercisable for an aggregate of 166,875 Shares. The Warrant is not being offered hereby; only Shares issuable upon the exercise thereof may be offered or sold hereunder. We cannot assure you that WWFE will exercise the Warrant, or, if it does, that it will sell any or all of the Shares so purchased by it under this prospectus. No Shares are being offered or sold by us or for our account and we will not receive any proceeds from the sale of the Shares. We will bear all costs associated with the offering and sale of the Shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any Shares. These costs will be borne by the holder of the Shares sold hereunder. We have also agreed to indemnify WWFE and, if applicable, certain other participants in the offering against certain liabilities under the Securities Act of 1933 or to contribute to payments they may be required to make with respect thereto.


     The Shares could be sold by one or more of the following methods, without limitation:

     -  privately negotiated transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchases;

     - through one or more underwritten offerings on a firm commitment or best efforts basis;

     - block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

     -  short sales;

     - through the writing of options on the Shares, whether or not the options are listed on an options exchange;

     - an exchange distribution in accordance with the rules of any stock exchange on which the Shares are listed; or

     -  any combination of any of these methods of sale.

     A holder of the Shares may effect transactions by selling the Shares directly to purchasers or through or to brokers or dealers, and brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling holder or from the purchasers of the Shares for whom they may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). Any brokers and dealers engaged by a selling holder may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers or dealers may act as principals, or as agents of a selling holder. Broker-dealers may agree with a selling holder to sell a specified number of Shares at a stipulated price per share. If the broker-dealer is unable to sell Shares acting as agent for a selling holder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

     Any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under that rule rather than under this prospectus.

     A selling holder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with that selling holder, including without limitation in connection with distributions of the Shares by those broker-dealers. A selling holder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those Shares pursuant to this prospectus (as supplemented or amended to reflect that transaction). In addition, a selling holder may, from time to time, sell the shares short, and in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales. A selling holder may also pledge the Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged Shares under this prospectus (if required, as supplemented or amended to reflect those transactions).

     At the time a particular offering of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being so offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents, the purchase price paid by any underwriter for Shares purchased, any discounts, commissions and other compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. Any underwriters, brokers, dealers or agents who participate in the distribution of such Shares may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions or concessions received by them may be deemed to be underwriting compensation under the Securities Act.

     In connection with this offering, an underwriter may engage in transactions on the Nasdaq National Market that stabilize, maintain or otherwise affect the price of our common stock. Specifically, an underwriter may over-allot this offering, creating a syndicate short position. An underwriter may bid for and purchase shares of our common stock in the open market to cover this syndicate short position or to stabilize the price of our common stock. In addition, an underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if a participating underwriter repurchases previously distributed common stock in syndicate covering transactions, in stabilization transactions or otherwise, or if a participating underwriter receives a report that indicates that the clients of such syndicate members have "flipped" the common stock. Also, in connection with this offering, certain underwriters and selling group members (if any) who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, its bid must then be lowered when certain purchase limits are exceeded. These activities may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby has been passed upon for us by Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, New York, New York. Murray L. Skala, a partner of that firm, is one of our directors and holds 112,564 shares of our common stock (of which 14,308 shares are held as the trustee of certain trusts) and options to purchase 98,256 shares of our common stock, all of which are currently exercisable.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, Los Angeles, California, independent auditors, as stated in their report incorporated by reference herein and are included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the SEC), which contains certain information about this offering not included herein. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. We are an "electronic filer" and you can also obtain our reports, statements and other information about us from the SEC's Website at http://www.sec.gov.

     Under certain circumstances, we may "incorporate by reference" information included in a document we file with the SEC, which means that we can disclose information to you by referring you to that document. The information incorporated by reference is considered to be part of this prospectus; information included in a document that we file later with the SEC will automatically update and supersede all previous information. We incorporate by reference the documents listed below, as well as any documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-28104) prior to the termination of this offering.

     1. Our Annual Report on Form 10-K for our fiscal year ended December 31, 2000;

     2. Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2001; and

     3. The "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A (File No. 0-28104), filed March 29, 1996, and the "Description of Securities -- Common Stock" incorporated therein by reference to our Registration Statement on Form SB-2 (Reg. No. 333-2048-LA).

     You may obtain from us a copy of any or all of these documents, at no cost, upon your written or oral request to our Chief Financial Officer at the following address facsimile number and telephone number:

        JAKKS Pacific, Inc.
        22619 Pacific Coast Highway
        Malibu, California 90265
        Facsimile: (310) 455-6352
        Telephone: (310) 456-7799

------------------------------------------------------
------------------------------------------------------

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. YOU SHOULD NOT INFER FROM THE DELIVERY OF THIS PROSPECTUS OR THE SALE OF ANY SHARES OF OUR COMMON STOCK AFTER THE DATE OF THIS PROSPECTUS THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR OUR BUSINESS OR CONDITION HAVE NOT CHANGED SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    2
Risk Factors..........................    3
Disclosure Regarding Forward-Looking
  Statements..........................    9
Use of Proceeds.......................    9
Selling Stockholder...................   10
Plan of Distribution..................   10
Legal Matters.........................   11
Experts...............................   11
Where You Can Find More Information...   11

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                 166,875 SHARES

                               JAKKS PACIFIC INC.

                                  COMMON STOCK
                             ---------------------
                                   PROSPECTUS
                             ---------------------
                                            , 2001
------------------------------------------------------
------------------------------------------------------

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by the Registrant; none will be paid by the selling stockholders.

 SEC registration fee................................................    $   657
*Blue sky fees and expenses (including legal fees)...................          0
 Nasdaq National Market listing fee .................................      1,669
*Printing and engraving expenses.....................................     15,000
*Legal fees and expenses.............................................     20,000
*Accounting fees and expenses........................................          0
*Miscellaneous.......................................................      2,674
                                                                         -------
          *TOTAL.....................................................    $40,000

----------
* Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (DGCL). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of the Registrant or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

     In addition, the Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general,
Section 145 of the DGCL permits the Registrant to indemnify a director, officer, employee or agent of the Registrant or, when so serving at the Registrant's request, another company who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Registrant, including the indemnification payable to any director or officer. This policy provides for $20 million in maximum aggregate coverage, including defense costs. The entire premium for such insurance is paid by the Registrant.

ITEM 16. EXHIBITS

Exhibit
Number

3.1.1     Restated Certificate of Incorporation of the Registrant (1)

3.1.2 Certificate of Designation and Preferences of Series A Cumulative Convertible Preferred Stock of the Registrant (2)

3.1.3 Certificate of Elimination of All Shares of 4% Redeemable Convertible Preferred Stock of the Registrant (2)

3.1.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (3)

3.2.1     By-Laws of the Registrant (1)

3.2.2     Amendment to By-Laws of the Registrant (4)

5.1       Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine
          LLP (5)

23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation (5)

23.2 Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (included in Exhibit 5.1) (5)

Exhibit
Number
------
24.1      Power of Attorney(5)

--------
(1) Incorporated herein by reference to the exhibits to the Registrant's registration statement on Form SB-2 (File No. 333-2048-LA).
(2) Incorporated herein by reference to the exhibits to the Registrant's current report on Form 8-K, filed April 7, 1998.
(3) Incorporated herein by reference to exhibit 4.1.2 to the Registrant's registration statement on Form S-3 (Reg. No. 333-74717).
(4) Incorporated herein by reference to the exhibits to the Registrant's registration statement on Form SB-2 (File No. 333-22583).
(5)  Filed herewith.

ITEM 17. UNDERTAKINGS

  1. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   The undersigned Registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California, on June 1, 2001.


                                        JAKKS PACIFIC, INC.



                                        By: /s/  JACK FRIEDMAN
                                            ------------------------------------
                                            Jack Friedman, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                         TITLE                               DATE
    ---------                         -----                               ----

/s/ JACK FRIEDMAN        Chief Executive Officer and Chairman         June 1, 2001
---------------------    (Principal Executive Officer)
Jack Friedman


/s/ JOEL M. BENNETT      Chief Financial Officer                      June 1, 2001
---------------------    (Principal Financial Officer and
Joel M. Bennett          Principal Accounting Officer)


/s/ STEPHEN G. BERMAN    Director                                     June 1, 2001
---------------------
Stephen G. Berman


/s/ DAVID C. BLATTE      Director                                     June 1, 2001
---------------------
David C. Blatte


/s/ ROBERT E. GLICK      Director                                     June 1, 2001
---------------------
Robert E. Glick


/s/ MICHAEL G. MILLER    Director                                     June 1, 2001
---------------------
Michael G. Miller


/s/ MURRAY L. SKALA      Director                                     June 1, 2001
---------------------
Murray L. Skala


                                  EXHIBIT INDEX

Exhibit
Number
-------

3.1.1     Restated Certificate of Incorporation of the Registrant (1)

3.1.2 Certificate of Designation and Preferences of Series A Cumulative Convertible Preferred Stock of the Registrant (2)

3.1.3 Certificate of Elimination of All Shares of 4% Redeemable Convertible Preferred Stock of the Registrant (2)

3.1.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (3)

3.2.1     By-Laws of the Registrant (1)

3.2.2     Amendment to By-Laws of the Registrant (4)

5.1       Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine
          LLP (5)

23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation (5)

23.2 Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (included in Exhibit 5.1) (5)

24.1      Power of Attorney(5)


---------------
(1) Incorporated herein by reference to the exhibits to the Registrant's registration statement on Form SB-2 (File No. 333-2048-LA).
(2) Incorporated herein by reference to the exhibits to the Registrant's current report on Form 8-K, filed April 7, 1998.
(3) Incorporated herein by reference to exhibit 4.1.2 to the Registrant's registration statement on Form S-3 (Reg. No. 333-74717).
(4) Incorporated herein by reference to the exhibits to the Registrant's registration statement on Form SB-2 (File No. 333-22583).
(5)  Filed herewith.